                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       THE BISYS GROUP, INC.
         ---------------------------------------------------
         (Name of Registrant as Specified In Its Charter)


         ---------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                   -------------------------------------------------------------

         2)        Aggregate number of securities to which transaction applies:

                   -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   -------------------------------------------------------------

         4)        Proposed maximum aggregate value of transaction:

                   -------------------------------------------------------------

         5)        Total fee paid:

                   -------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)        Amount Previously Paid:
         2)        Form, Schedule or Registration Statement No:
         3)        Filing Party:
         4)        Date Filed:

                                                               [BISYS LOGO]


                              THE BISYS GROUP, INC.
                                 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07424


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 16, 1998


           The Annual Meeting of Stockholders of The BISYS Group, Inc. ("BISYS" or the "Company") will be held at the executive offices of the Company at 150 Clove Road, Little Falls, New Jersey 07424, on November 16, 1998, at 9:00 a.m., for the following purposes:

           1. to re-elect six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

           2. to consider and vote upon a proposal to approve the Company's 1999 Employee Stock Purchase Plan;

           3. to consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the fiscal year ending June 30, 1999; and

           4. to transact such other business as may properly come before the meeting or any adjournment thereof.

           The Board of Directors has fixed the close of business on September 24, 1998 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock outstanding on the record date is entitled to one vote on all matters presented at the Annual Meeting.

           ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOR) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                         By Order of the Board of Directors


                                         /s/ Kevin J. Dell
                                         -----------------------------------
                                         Kevin J. Dell
                                         Secretary


October 10, 1998

                              THE BISYS GROUP, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 16, 1998


         This Proxy Statement is being furnished to stockholders of record of The BISYS Group, Inc. ("BISYS" or the "Company") as of September 24, 1998 (the "Record Date") in connection with the solicitation by the Board of Directors of BISYS of proxies for the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate headquarters at 150 Clove Road, Little Falls, New Jersey 07424, on November 16, 1998 at 9:00 a.m., and at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is October 10, 1998.

         As of the Record Date, the Company had outstanding 26,632,367 shares of Common Stock, $.02 par value ("Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present. Directors are elected by a plurality of votes cast. All other matters to properly come before the Annual Meeting require the approval of a majority of shares of Common Stock present and entitled to vote with respect to such matters. Abstentions and broker non-votes have no impact on the election of directors except to reduce the number of votes for the nominee(s). With respect to all other proposals, abstentions as to particular proposals will have the same effect as votes against such proposals, while broker non-votes are not counted as votes and are not included in calculating the number of votes necessary for approval.

         If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

         Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below. If any other matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote such shares in accordance with their own judgment.

1.       ELECTION OF DIRECTORS

         Six directors are standing for re-election to the Board at the Annual Meeting for terms expiring at the 1999 Annual Meeting. Mr. Neil P. Marcous, a non-employee director elected during the fiscal year as Executive Vice President of the Company with responsibilities as Group President, Marketing & Information Services, has determined not to stand for re-election. He will step down as a director immediately prior to the 1999 Annual Meeting and the size of the Board will be fixed by the Board at six persons. Accordingly, there are six nominees for election as directors, and proxies may not be voted for a greater number of persons than the six nominees named herein. The directors will continue to serve until their respective successors are duly elected and qualified.

         Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares of Common Stock covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

                        NOMINEES FOR ELECTION AS DIRECTOR

Name                           Principal Occupation                                                   Served as Director Since
----                           --------------------                                                   ------------------------
LYNN J. MANGUM                 Chairman of the Board, President and                                             1989
                                   Chief Executive Officer of BISYS.

ROBERT J. CASALE               Until retirement, Group President, Brokerage Information                         1997
                               Services, Automatic Data Processing, Inc.

THOMAS A. COOPER               Chairman, TAC Associates, a financial advisory and                               1997
                               investment firm.

JAY W. DEDAPPER                Until retirement, Executive Vice President (Operations)                          1989
                               NL Industries, Inc., a metal, chemical and petroleum company.

JOHN J. LYONS                  President and Managing Principal, Lyons Advisors, Inc.,                          1992
                               a New York-based bank and thrift consulting firm.

THOMAS E. MCINERNEY            General Partner of Welsh, Carson, Anderson & Stowe, a                            1989
                               New York investment firm.


                        DIRECTORS AND EXECUTIVE OFFICERS

           Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of BISYS:

NOMINEES

           MR. MANGUM, 56, has served as a Director and as Chairman of the Board and Chief Executive Officer of the Company since its founding in August 1989. He was elected President of the Company in May 1998. Prior to August 1989, he served as a Corporate Vice President of Automatic Data Processing, Inc. ("ADP") and as Division President of ADP's Employer Services National Accounts Division since December 1988. Prior thereto, he served for 22 years in various capacities in ADP's Financial Services Group including, among other positions, Division President of the predecessor company of the Company since 1983.

           MR. CASALE, 59, has served as a Director of the Company since August 1997. Mr. Casale is the former Group President, ADP, Brokerage Information Services, a position in which he served from 1988 to 1997. His experience also includes serving as Managing Director, Mergers & Acquisitions/Corporate Finance of the High Technology Group of Kidder, Peabody & Co. and more than 10 years in various executive positions with AT&T, including President-elect of AT&T's Special Markets Group, responsible for major joint ventures and partnerships. He is a member of the Board of Directors of The Provident Mutual Life Insurance Company and the Quantum Corporation, a publicly held disc drive manufacturer.

           MR. COOPER, 62, has served as a Director of the Company since August 1997. Mr. Cooper is and has been Chairman of TAC Associates, a financial advisory and investment firm, since 1996, and Chairman of Flatiron Credit Company, a finance company, since 1997. He previously served since its formation and until 1996 as Chairman of TAC Bancshares, Inc., a holding company formed in 1991 to acquire and operate financial service institutions. From August 1993 to August 1996, he served as Chairman, President and Chief Executive Officer of Chase Federal Bank, Florida, following the acquisition and merger of Chase Federal Bank and Financial Federal Bank by TAC Bancshares in August 1993. Mr. Cooper has over 30 years of broad experience in financial services which include serving as Chief Executive Officer of Goldome, one of the nation's largest thrift institutions, from 1988 to 1991; as Chairman and Chief Executive Officer of INVEST/ISFA Corporation, a provider of brokerage, investment, insurance, and related services from 1987 to 1988; and as President and Chief Operating Officer of Bank of America, and President of BankAmerica Corporation from 1985 to 1987.

           MR. DEDAPPER, 74, has served as a Director of the Company since 1989. Prior to his retirement in 1981, he served for more than five years as Executive Vice President (Operations) of NL Industries, Inc., a metal, chemical and petroleum company and served on its Board of Directors.

           MR. LYONS, 58, has served as a Director of the Company since 1992. Since September 1997, Mr. Lyons has been President and Chief Executive Officer of Gateway American Bank of Florida, a community bank headquartered in Ft. Lauderdale, Florida. From August 1996 to April 1997, Mr. Lyons served as President and Chief Executive Officer of Regent National Bank, Philadelphia, Pennsylvania. From April 1995 to August 1996, he served as President and Chief Executive Officer and a Director of Monarch Savings Bank, FSB, Clark, New Jersey. From December 1993 until April 1995, he was President and Chief Executive Officer of Jupiter Tequesta National Bank, a national bank headquartered in Tequesta, Florida. From 1980 until December 1993, he was President and Chief Executive Officer of Lyons, Zomback & Ostrowski, Inc., a New York-based bank and thrift consulting firm. That firm became a subsidiary of Advest Group, Inc., a holding company with a brokerage firm as its principal subsidiary. Mr. Lyons was Vice Chairman of Advest, Inc. during 1993 and from 1989 through 1993 was a member of its Board of Directors. He is a director of Gateway American Bank of Florida, a publicly held banking company.

           MR. MCINERNEY, 57, has served as a Director of the Company since 1989. From September 1987 to the present time, Mr. McInerney has been a general partner of Welsh, Carson, Anderson & Stowe, a private equity investor specializing in the information processing and healthcare industries, and is a general partner of the respective sole general partners of its associated limited partnerships. He is also a director of The Cerplex Group, Inc., a publicly held spare parts and repair services provider for computer manufacturers.

           All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the non-employee directors (i.e., other than Mr. Mangum) receive a $15,000 annual retainer and a $1,000 fee for their personal attendance at each meeting, including committee meetings held other than the day of a Board meeting. Mr. Mangum does not receive any compensation for his services as a director, but is reimbursed for expenses. Pursuant to the Company's Non-Employee Director's Stock Option Plan, as amended (the "Non-Employee Director's Stock Option Plan"), which became effective, as amended, at the 1997 Annual Meeting of Stockholders, each non-employee director of the Company was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $34.00 per share, the fair market value of a share of Common Stock on the date of grant. Pursuant to the Non-Employee Director's Stock Option Plan, each non-employee director of the Company elected thereafter by stockholders will be granted an option to purchase 25,000 shares of Common Stock upon his initial election by stockholders as a director. Each such option vests 20% on the date of grant and 20% upon such director's re-election by stockholders at subsequent annual meetings until such option is fully vested. Each such option is exercisable to the extent vested. A new stock option for an additional 25,000 shares of Common Stock will be granted to a non-employee director upon re-election at the next annual meeting after the annual meeting at which the option becomes fully vested. All stock options under the Non-Employee Director's Plan are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. There are 275,000 shares of Common Stock reserved for options under the Non-Employee Director's stock Option Plan, of which 109,600 shares are currently available for future options which may be granted thereunder.

           During fiscal 1998, the Board of Directors of the Company held four meetings. The standing committees of the Board of Directors are the Audit Committee, whose current members are Messrs. Cooper and DeDapper, and the Compensation Committee, whose current members are Messrs. Casale and Lyons. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee held four meetings in fiscal 1998. The Compensation Committee reviews and makes recommendations with respect to the salary and incentive compensation of the Chief Executive Officer and his direct reports, and certain other employees of the Company and its subsidiaries whose salaries are in excess of specified levels; administers the Company's stock option plans, including the granting of stock options and rights to purchase Common Stock; and administers the Company's annual Employee Stock Purchase Plans, as approved by the stockholders. During fiscal 1998, the Compensation Committee held five meetings. The Board of Directors of the Company does not have a standing Nomination Committee. During fiscal 1998, all of the Company's directors attended more than 75% of the meetings of the Board of Directors and all committees on which they served.

OTHER EXECUTIVE OFFICERS

           NEIL P. MARCOUS, 50, joined the Company in May 1998 as Executive Vice President, including responsibilities as Group President, Marketing and Information Services. Prior to joining the Company, he served as Vice President/General Manager of the Electronic Commerce Division of Electronic Data Systems, Inc., a provider of information technologies services including electronic funds transfer services, since joining that company in 1989. He has served as a Director of the Company since 1994.

           CHARLES J. MOHR, 51, joined the Company in July 1998 as Executive Vice President, including responsibilities as Group President, Investment Services. Prior to joining the Company, he served as chief executive officer of Systematic Financial Management, L.P., an investment management firm, from 1996 and as president and chief executive officer of SunAmerica Asset Management Corporation, a mutual fund company, from 1990.

           DENNIS R. SHEEHAN, 42, serves as Executive Vice President and Chief Financial Officer of the Company, a position to which he was elected in February 1998. He previously served as Senior Vice President, Finance of the Company, which became an executive officer position in 1997 and served in a similar position within the BISYS organization since joining BISYS in connection with its acquisition of Concord Holding Corporation ("Concord") in March 1995. Since 1992, he served in various executive officer positions with Concord, including Executive Vice President and Chief Financial Officer.

           J. ROBERT JONES, 45, serves as Executive Vice President, Business Development of the Company. He previously served as Senior Vice President, Business Development since 1996 and in a similar position within the BISYS organization since 1991. From March 1989 to June 1991, Mr. Jones served as Vice President, Sales and Marketing.

           MARK J. RYBARCZYK, 43, serves as Executive Vice President, Human Resources of the Company. He previously served as Senior Vice President, Human Resources since 1993. He has also served as Vice President, Human Resources of the Company and its predecessor company since June 1987 and Director, Human Resources since October 1984.

           KEVIN J. DELL, 42, serves as Senior Vice President, General Counsel and Secretary, having joined the Company as Vice President, General Counsel and Secretary in 1996. From 1993 until he joined the Company, he served as Vice President, General Counsel and Secretary of Concurrent Computer Corporation, a supplier of real-time computer systems, which he joined in 1987 as senior corporate counsel.

           Executive officers serve at the discretion of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Based on a review of Forms 3, 4 and 5 submitted to the Company during and with respect to fiscal 1998, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") were timely filed, with the exception of one Form 4 for Mr. Jones, reporting the sale of 6,000 shares of Common Stock in four separate sales transactions over a three-day period, which was inadvertently filed four days late.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information, based on filings with the Securities and Exchange Commission for periods ended March 31 and June 30, 1998, with respect to the shares of Common Stock beneficially owned by stockholders reporting ownership of more than 5% of the outstanding shares of Common Stock:

BENEFICIAL OWNER                                  NUMBER OF SHARES BENEFICIALLY OWNED                     PERCENT OF CLASS
T. Rowe Price Associates, Inc.                              3,265,700(1)                                       12.3%
100 East Pratt Street
Baltimore, Maryland 21202

Wellington Management Company, LLP                          2,983,142(2)                                       11.2%
75 State Street
Boston, Massachusetts 02109

Massachusetts Financial Services Company                    1,595,621(3)                                         6.0%
500 Boylston Street
Boston, MA 02116


(1) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The stockholder has sole investment power with respect to the shares shown as beneficially owned, and sole voting power with respect to 241,900 shares and no voting power with respect to the remaining shares shown as beneficially owned by it.

(2) The stockholder has shared investment power with respect to shares shown as beneficially owned by it; and shared voting power with respect to 1,810,256 shares and no voting power with respect to the remaining shares shown as beneficially owned by it.

(3) The stockholder has sole investment and voting power with respect to the shares shown as beneficially owned by it.

           The following table sets forth, as of September 24, 1998, certain information with respect to the shares of Common Stock beneficially owned by (i) each director, (ii) each of the persons for whom compensation information is disclosed below under the heading "Executive Compensation," and (iii) all the Company's directors and executive officers at June 30, 1998 as a group.

BENEFICIAL OWNER                               NO. OF SHARES BENEFICIALLY OWNED(1)         PERCENT OF CLASS
----------------                               -----------------------------------         ----------------
Lynn J. Mangum                                              499,577(2)                           1.9%
Robert J. Casale                                             10,000(3)                              *
Thomas A. Cooper                                             10,000(3)                              *
Jay W. DeDapper                                              14,100(4)                              *
John J. Lyons                                                15,600(4)                              *
Thomas E. McInerney                                          52,723(4)                              *
Paul H. Bourke(5)                                            96,862                                 *
Robert J. McMullan(5)                                             0                                 0
Dennis R. Sheehan                                            68,020(6)                              *
J. Robert Jones                                             151,805(7)                              *
Mark J. Rybarczyk                                           131,051(8)                              *
Kevin J. Dell                                                15,285(9)                              *
All directors and executive officers as
a group (12 persons)                                        979,461(10)                          3.7%


*          Less than 1.0%.

(1) Each person has sole voting and investment power with respect to the shares shown as beneficially owned by him. Assumes re-election of nominees for Director and resulting vesting of certain non-employee director stock options.

(2) Includes an aggregate 426,191 shares subject to stock options exercisable as of November 23, 1998 (60 days from the record date for the Annual Meeting).

(3) Assuming re-election as a director, includes an aggregate 10,000 shares subject to stock options exercisable as of November 23, 1998.

(4) Assuming re-election as a director, includes an aggregate 13,600 shares subject to stock options exercisable as of November 23, 1998.

(5)        Resigned as an executive officer during fiscal year 1998.

(6) Includes an aggregate 53,276 shares subject to stock options exercisable as of November 23, 1998.

(7) Includes an aggregate 135,277 shares subject to stock options exercisable as of November 23, 1998.

(8) Includes an aggregate 111,397 shares subject to stock options exercisable as of November 23, 1998.

(9) Includes an aggregate 15,000 shares subject to stock options exercisable as of November 23, 1998.

(10) Includes an aggregate 813,141 shares subject to stock options exercisable as of November 23, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           The following table shows, for the fiscal years ended June 30, 1998, 1997 and 1996, certain compensation information as to the Chief Executive Officer, each of the four most highly compensated executive officers of the Company serving as executive officers at June 30, 1998 and, through their termination date, two former employees (Messrs. Bourke and McMullan) who served as executive officers during fiscal year 1998 and otherwise would have been among the four most highly compensated executive officers ("Named Executive Officers").

                                                                               Long Term Compensation
                                              Annual Compensation            -----------------------------
                                        ---------------------------------         Awards           Payouts
               (a)              (b)       (c)         (d)          (e)       (f)           (g)       (h)                 (i)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Securities
                                                                 Other       Re-         Under-
                                                                 Annual    tricted        lying      LTIP              All Other
                                                                  Comp-     Stock         Options/    Pay-              Compen-
Name and Principal                      Salary       Bonus       ensation   Awards          SARs      outs              sation(1)
Position                       Year       ($)         ($)           ($)      ($)            (#)        ($)                 ($)
-----------------------------------------------------------------------------------------------------------------------------------
Lynn J. Mangum                 1998     449,615     475,000          --       --           65,000       --                30,359
Chairman of the Board,         1997     389,154     375,000          --       --           65,000       --                 4,750
President and Chief            1996     323,612     300,000          --       --          120,000       --                 2,000
Executive Officer
-----------------------------------------------------------------------------------------------------------------------------------
Paul H. Bourke, former         1998     261,923     182,216          --       --           45,000       --                 4,500
President and Chief            1997     276,076     200,000          --       --           45,000       --                 4,750
Operating Officer(2)           1996     250,560     200,000          --       --           90,000       --                 2,000
-----------------------------------------------------------------------------------------------------------------------------------
Robert J. McMullan,            1998     338,750     300,000          --       --           55,000       --                 5,588
former Executive Vice          1997     277,231     300,000          --       --           50,000       --                 3,000
President and                  1996     230,903     260,000          --       --           80,000       --                 2,000
Chief Financial Officer(3)
-----------------------------------------------------------------------------------------------------------------------------------
Dennis R. Sheehan(4)           1998     196,683     245,000          --       --           60,000       --                 6,608
Executive Vice President       1997     169,956     165,000          --       --           25,000       --                 4,750
and Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------------
J. Robert Jones                1998     216,539     200,000          --       --           30,000            --           16,293
Executive Vice President,      1997     199,711     180,000          --       --           30,000            --            4,750
Business Development           1996     156,538     220,000          --       --           60,000            --            2,000
-----------------------------------------------------------------------------------------------------------------------------------
Mark J. Rybarczyk              1998     157,402     150,000          --       --           25,000       --                13,132
Executive Vice President,      1997     142,693      95,000          --       --           25,000       --                 4,750
Human Resources                1996     128,692      95,000          --       --           50,000       --                 2,000
-----------------------------------------------------------------------------------------------------------------------------------
Kevin J. Dell(4)               1998     188,269      95,000          --       --           25,000       --                 7,338
Senior Vice President,         1997     148,154      70,000          --       --           25,000       --                 4,750
General Counsel and
Secretary
===================================================================================================================================

----------------------------

(1) The entire amount for fiscal year 1996 and 1997, and $5,000 ($4,500 for Mr. Bourke) for fiscal year 1998 represents the Company's matching contribution under the Company's 401(k) plan. For fiscal year 1998, includes the economic value of a "split dollar" life insurance policy as follows: Mr. Mangum, $1,830; Mr. McMullan, $588; Mr. Sheehan, $356; Mr. Jones, $475; Mr. Rybarczyk, $310; and Mr. Dell, $338. Also includes for fiscal year 1998, the value of the Company's matching contribution in Common Stock for deferred compensation investments in Common Stock under a voluntary executive deferred compensation program as follows: Mr. Mangum, $23,529; Mr. Sheehan, $1,250; Mr. Jones, $10,818; Mr. Rybarczyk, $7,822; and Mr. Dell, $2,000.

(2) Resigned as an executive officer during fiscal year 1998; termination effective May 15, 1998.

(3) Resigned as an executive officer during fiscal year 1998; termination effective June 30, 1998.

(4) Became an executive officer of the Company during the fiscal year ended June 30, 1997.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

           The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended June 30, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                          NUMBER OF           % OF                                                    REALIZABLE VALUE AT
                          SECURITIES          TOTAL                                                   ASSUMED ANNUAL RATES
                          UNDERLYING         OPTIONS                                                    OF STOCK PRICE
                            OPTIONS        GRANTED TO          EXERCISE OR                              APPRECIATION FOR
                          GRANTED (1)     EMPLOYEES IN         BASE PRICE         EXPIRATION              OPTION TERM
NAME                          (#)          FISCAL YEAR           ($/SH)              DATE           5%($) (2)        10%($) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lynn J. Mangum              65,000           4.2%               34.00             8/14/07            1,350,153        3,458,948
-----------------------------------------------------------------------------------------------------------------------------------
Paul H. Bourke              45,000           2.9%               34.00             8/14/07 (3)          934,721        2,394,657
-----------------------------------------------------------------------------------------------------------------------------------
Robert J. McMullan          55,000           3.6%               34.00             8/14/07 (3)        1,142,437        2,926,803
-----------------------------------------------------------------------------------------------------------------------------------
Dennis R. Sheehan           10,000           0.7%               34.00             8/14/07              207,716           532,146
                            50,000           3.2%               37.125            2/26/08            1,157,205        2,942,174
-----------------------------------------------------------------------------------------------------------------------------------
J. Robert Jones             30,000           1.9%               34.00             8/14/07              623,147        1,596,438
-----------------------------------------------------------------------------------------------------------------------------------
Mark J. Rybarczyk           25,000           1.6%               34.00             8/14/07              519,290        1,330,365
-----------------------------------------------------------------------------------------------------------------------------------
Kevin J. Dell               25,000           1.6%               34.00             8/14/07              519,290        1,330,356
===================================================================================================================================

-----------------------------

(1) Options granted pursuant to the Company's Stock Option Plans, with an exercise price equal to the fair market value as of the date of grant and vesting over a five year period, 20% on each anniversary of the date of grant.

(2) The dollar amounts under these columns are based on the assumed appreciation rates of 5% and 10% prescribed by the Commission. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

 (3) Represents the expiration date at the time of grant. The options expired unexercised upon termination of the optionee's employment during fiscal year 1998.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

           The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held at the end of the fiscal year ended June 30, 1998 based on the last sale price of a share of Common Stock on June 30, 1998 of $41.00.


                           Shares                            Number of Securities
                          Acquired                          Underlying Unexercised             Value of Unexercised
                             on                                Options at Fiscal              In-the-Money Options at
                          Exercise        Value                  Year End (#)                     Fiscal Year End
Name                        (#)        Realized ($)        Exercisable/Unexercisable          Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------
Lynn J. Mangum             3,000      $   87,000          213,191           213,000         $5,051,949       $2,357,000
------------------------------------------------------------------------------------------------------------------------
Paul H. Bourke           194,294      $4,431,035                0                 0         $        0       $        0
------------------------------------------------------------------------------------------------------------------------
Robert J. McMullan       128,000      $2,177,130           47,000                 0         $  591,250       $        0
------------------------------------------------------------------------------------------------------------------------
Dennis R. Sheehan          5,000      $  143,120           46,276            90,000         $1,255,087       $  541,250
------------------------------------------------------------------------------------------------------------------------
J. Robert Jones               --              --          101,277           100,000         $2,478,803       $1,109,750
------------------------------------------------------------------------------------------------------------------------
Mark J. Rybarczyk             --              --           85,397            81,000         $2,291,483       $  875,500
------------------------------------------------------------------------------------------------------------------------
Kevin J. Dell                 --              --            5,000            45,000         $   10,000       $  215,000
=======================================================================================================================

EMPLOYMENT AGREEMENTS

           The Company does not have employment agreements with any of its executive officers.

           In May 1995, the Company entered into a Letter Agreement with Mr. Mangum providing, among other things, that he would receive a lump sum severance payment equal to one and one-half times the sum of his then current base salary plus the greater of his then current fiscal year's "At Plan" annual incentive target amount or the immediately prior fiscal year's annual incentive settlement amount, in the event his employment is terminated other than for cause or after a change in control of the Company. In the event of a change in control of the Company, he may terminate unilaterally his employment with the Company for any reason for the first 12 months after the change in control and during the 13th through 36th month after the change in control under certain circumstances and, in the event of such termination of employment, he would receive a lump sum severance payment equal to two times the sum of his then current base salary plus the greater of his current fiscal year's "At Plan" annual incentive target amount or the immediately prior fiscal year's annual incentive settlement amount. The agreement does not provide any guarantee of employment or any other terms and conditions of employment.

           In the event of a change in control of the Company, all option shares then granted to the executive officers of the Company and such other senior employees of the Company, who in the opinion of the Committee would be adversely affected in their employment by a change in control of the Company, are automatically vested, to the extent not previously vested, as of the effective date of such change in control.

                        REPORT ON EXECUTIVE COMPENSATION

           All issues relating to executive officer compensation are addressed by the Board of Director's Compensation Committee. The Compensation Committee, which for fiscal 1998 was comprised of Messrs. Lyons and Casale, approves base salary and incentive compensation plans for executive officers reporting to the chief executive officer and other senior executives with a base salary in excess of a designated amount, and reviews and recommends base salary and incentive compensation plans for executive officers who are also directors for final approval by the Board of Directors. Mr. Mangum, the Company's Chairman, President and Chief Executive Officer, does not participate in decisions of the Board regarding his compensation. The Compensation Committee also establishes stock option plan participation levels for all employees, including executive officers. This report is submitted by the Compensation Committee.

           The components of the Company's executive compensation program consist of base salaries, annual cash incentive plans and stock options. The Company's compensation program, with Committee review, is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the information and investment services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is structured and administered to support the Company's business mission and to generate favorable returns for its stockholders.

           BASE SALARY. Each executive officer's and senior executive's base salary is derived primarily through an analysis prepared at the direction of the Committee, of appropriate industry and competitive labor markets for executive officer services. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall financial and strategic performance of the Company compared to target objectives.

           INCENTIVE COMPENSATION PLAN. For each executive officer and senior executive, a cash incentive compensation plan is established at the beginning of each fiscal year in connection with the establishment of the Company's strategic plans and annual operating budgets. The plan establishes a potential range of incentive compensation and a number of performance objectives. The performance objectives generally include operating earnings per share growth, the financial performance of an executive's business unit, and various other measurable financial and non-financial objectives. Incentive compensation earned is determined following completion of the fiscal year based on performance compared to objectives. Incentive compensation in excess of the established range may be paid where outstanding accomplishments have been achieved by the executive during the fiscal year. For fiscal year 1998, the Company and each of the Named Executive Officers (other than Messrs. Bourke and McMullan who resigned as executive officers during the fiscal year and were paid incentive compensation pro-rata through their employment termination date at their respective target performance objectives) met or exceeded established performance objectives resulting in the bonus compensation set forth in the summary Compensation Table.

           STOCK OPTION AWARDS. The Company maintains stock option plans that are designed to align executive employees' and stockholders' interests in the enhancement of stockholder value. In formulating recommendations for stock option awards, the Compensation Committee evaluates the dilutive impact of additional stock options, the Company's overall financial performance for the year, the desirability of long-term service from an executive officer or senior executive and the number of options held by other executives of the Company with the same, more and less responsibility than the executive under consideration. To encourage long-term performance, executive options typically vest over a five year period and remain exercisable for ten years.

           CEO COMPENSATION. Compensation for Mr. Mangum, the Company's Chairman, President and Chief Executive Officer, is based on the same criteria used for executive officers generally, including an analysis of chief executive compensation of comparable companies. Mr. Mangum's incentive compensation for fiscal 1998 reflects favorable achievement of the established performance objectives, particularly revenue and operating earnings per share growth and the strategic positioning of the Company, the key determinants of Mr. Mangum's incentive compensation.

August 20, 1998                                         John J. Lyons
                                                        Robert J. Casale

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Company's Compensation Committee during fiscal year 1998 were John J. Lyons and Robert J. Casale, each of whom are directors but are not current or former employees of the Company. There were no Compensation Committee interlocks or insider participation during fiscal 1998.

COMPARISON OF TOTAL CUMULATIVE RETURN ON THE COMMON STOCK AMONG THE BISYS GROUP, INC., VALUE LINE INVESTMENT SURVEY'S COMPUTER SOFTWARE AND SERVICES GROUP ("INDUSTRY INDEX") AND THE NASDAQ MARKET INDEX.



                                  [LINE GRAPH]

           Assumes $100 invested on June 30, 1993 in BISYS Common Stock, the Industry Index, and the NASDAQ Market Index.


                      6/30/93       6/30/94        6/30/95        6/30/96        6/30/97        6/30/98
-------------------------------------------------------------------------------------------------------
BISYS                 $100.00       $112.33        $121.92        $206.85        $228.77        $224.66
-------------------------------------------------------------------------------------------------------
INDUSTRY INDEX        $100.00       $112.51        $174.40        $230.13        $321.94        $470.32
-------------------------------------------------------------------------------------------------------
NASDAQ                $100.00       $109.66        $128.61        $161.89        $195.02        $258.52
=======================================================================================================

           The above report of the Compensation Committee and the Stock Performance Graph is not deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the

Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report or graph by reference.

2.       APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

         On August 20, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, The BISYS Group, Inc. 1999 Employee Stock Purchase Plan (the "1999 Plan"). Under the 1999 Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, options to purchase shares of Common Stock (hereinafter, "Employee Options") will be granted to eligible employees of the Company. The Board of Directors believes that the grant of Employee Options is an important incentive for attracting, retaining and motivating employees through the opportunity of equity participation. The 1999 Plan is intended to serve this function. A copy of the 1999 Plan is attached to this Proxy Statement as Exhibit A. The principal features of the 1999 Plan are summarized below.

         An aggregate of 150,000 shares of Common Stock have been reserved for issuance upon the exercise of Employee Options granted under the 1999 Plan, subject to stockholder approval of the 1999 Plan. If approved by stockholders, the 1999 Plan will become effective on January 1, 1999. The 1999 Plan will terminate on December 31, 1999, unless it is earlier terminated by the Board of Directors. The approximately 2,200 employees who are regularly scheduled to work for the Company, or its subsidiaries, at least 20 hours per week and who shall have completed one month of employment as of January 1, 1999 for the Company, or its subsidiaries, will be eligible to receive Employee Options. The maximum number of shares that may be purchased by any participant under the 1999 Plan will be equal to the lesser of 10% of base pay or $15,000, divided by 85% of the lesser of fair market value of the Company's Common Stock on January 1, 1999 and December 31, 1999 based upon the closing price of the Common Stock on the Nasdaq National Market on the most recent prior trading day. No employee shall be granted an Employee Option if (i) immediately after such grant such employee would own stock possessing 5% or more (including stock subject to outstanding options) of the total combined voting power or value of all classes of stock of the Company, or (ii) if the exercise of such Employee Option would result in the employee acquiring a cumulative total of more than 700 shares of Common Stock under the 1999 Plan. In the event that any outstanding Employee Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Employee Option will be available for issuance under the 1999 Plan.

         The 1999 Plan will be administered by a committee of the Board of Directors (the "Committee"). The Committee shall consist of no less than two persons and all members shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee's authority to administer the 1999 Plan includes the authority (i) to interpret the 1999 Plan and decide any matters arising thereunder and (ii) to adopt such rules and regulations, not inconsistent with the provisions of the 1999 Plan, as it may deem advisable to carry out the purpose of the 1999 Plan. All expenses and liabilities incurred by the Board of Directors or the Committee in administering the 1999 Plan are to be borne by the Company.

         The 1999 Plan provides that Employee Options are not transferable other than by will or by the laws of descent and distribution, and during an optionee's lifetime an Employee Option is exercisable only by an optionee. In the event that after the adoption of the 1999 Plan the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the number of shares of Common Stock (and the price per share) subject to the unexercised portion of any outstanding Employee Option and the number of shares for which Employee Options may be granted under the 1999 Plan will be appropriately adjusted (to the nearest possible full share) by the Board of Directors, and such adjustment shall be effective and binding for all purposes. Notwithstanding the foregoing, the Board may make such adjustment as if deems equitable in respect of outstanding Options, including, without limitation, the revision or cancellation of any outstanding Options, in the event of an offer to acquire the outstanding shares of the Company or a transaction involving the sale of all or substantially all of the assets of the Company.

         The market value of the Common Stock as of the close of business on September 24, 1998, as reflected by the closing price of the Common Stock on the Nasdaq National Market, was $40.0625 per share.

         The decision whether to participate in the 1999 Plan, and the extent of such participation, is in the discretion of each eligible employee and, thus, the amount of Employee Options to be granted is presently not determinable. To date, no Employee Options have been granted.

FEDERAL INCOME TAX CONSEQUENCES

         The tax consequences of the Employee Options issuable under the 1999 Plan are complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         Employee Options granted pursuant to the 1999 Plan are intended to qualify as options issued under an "employee stock purchase plan" within the meaning of Section 423 of the Code. If an optionee makes no disposition of the shares acquired pursuant to exercise of an Employee Option within one year after the transfer of shares to such optionee and within two years from grant of the option, then, (i) such optionee will realize no taxable income as a result of the grant or exercise of such Employee Option, and (ii) on the subsequent disposition of the shares received upon exercise of the Employee Option or the death of the optionee, the optionee generally will realize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition or death over the exercise price, or (b) 15% of the fair market value of the shares at the time the Employee Option was granted. In the case of such a disposition, the optionee's basis in the shares will be increased by the amount of ordinary compensation so realized, with the result that the optionee generally will realize long-term capital gain or loss equal to the difference, if any, between the proceeds realized from the disposition over the sum of (x) the exercise price and (y) the amount of ordinary compensation income realized. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the Employee Options, the transfer of shares upon their exercise or the disposition of those shares.

         If shares subject to an Employee Option are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the fair market value of the shares on the date of exercise generally will be treated as short-term capital gain.

VOTE REQUIRED FOR APPROVAL

         The 1999 Plan will be submitted to stockholders for their approval at the Annual Meeting. The proposal to adopt the 1999 Plan must be approved by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE 1999
PLAN.

3.       RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the fiscal year ending June 30, 1999, subject to the ratification of such appointment by stockholders at the Annual Meeting. Coopers & Lybrand L.L.P. (which merged with Price Waterhouse LLP in 1998) has audited the Company's financial statements since the Company's inception in 1989.

         If the foregoing appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1998 Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

VOTE REQUIRED FOR RATIFICATION

         The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for fiscal 1999 must be approved by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

         The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

         The Company's Annual Report to Stockholders for the year ended June 30, 1998 is being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) and Corporate Investors Communications, Inc. a proxy solicitor (for an estimated total cost to the Company of $4,500) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

         If any stockholder of the Company intends to present a proposal for consideration at the 1999 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the

Company's principal executive offices, 150 Clove Road, Little Falls, New Jersey 07424, Attention: Secretary, not later than June 12, 1999.

DISCRETIONARY AUTHORITY

         A duly executed proxy given in connection with the Company's 1999 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before August 26, 1999, which is forty-five days prior to the date on which the Company is first mailing its proxy materials for its 1998 Annual Meeting of Stockholders, without advice in the Company 1999 Proxy Statement as to the nature of such matter.

ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998, FILED BY THE COMPANY WITH THE COMMISSION, WILL BE FURNISHED, WITHOUT EXHIBITS, WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON SEPTEMBER 24, 1998, THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO THE BISYS GROUP, INC., 150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY 07424,
ATTENTION: SECRETARY.

                                              By Order of the Board of Directors

                                              /s/ Kevin J. Dell
                                              -------------------------------
                                              Kevin J. Dell
                                              Secretary

                                                                       EXHIBIT A

                              THE BISYS GROUP, INC.

                        1999 Employee Stock Purchase Plan

         Section 1. Purpose. The purpose of The BISYS Group, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is to promote the interests of The BISYS Group, Inc., a Delaware corporation (the "Company") and any Subsidiary thereof (as hereinafter defined), and its stockholders by providing an opportunity to certain current employees of the Company or any Subsidiary thereof to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and to encourage such employees to devote their best efforts to the business and financial success of the Company. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423.

         Section 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.01. "Base Pay" shall be determined as of the first business day of December 1998 by multiplying the normal biweekly rate of a salaried Employee by 26 or the hourly rate of an hourly Employee by 2,080; provided, that, in the case of a part-time hourly Employee, the Employee's Base Pay shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during the one-year period beginning on the first business day of December 1998. The calculation of Base Pay shall be made without regard to payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

         2.02. "Board of Directors" shall mean the Board of Directors of the Company.

         2.03. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

         2.04. "Common Stock" shall mean the Common Stock, $.02 par value, of the Company.

         2.05. "Employee" shall mean any person, including an officer or director of the Company or a Subsidiary of the Company, who is customarily employed on a full-time or part-time basis by the Company or a Subsidiary of the Company and is regularly scheduled to work at least 20 hours per week.

         2.06. "Offering" shall have the meaning described in Section 4.01.

         2.07. "Option" shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

         2.08. "Participant" shall mean any Employee that is eligible to participate in the Plan and who elects to participate in the Plan.

         2.09. "Parent of the Company" shall have the meaning set forth in
Section 424(e) of the Code.

         2.10. "Subsidiary of the Company" shall have the meaning set forth in
Section 424(f) of the Code.

         Section 3. Eligibility and Participation. The following provisions shall govern the eligibility of Employees to participate in the Plan.

         3.01. Initial Eligibility. Any Employee who shall have completed one
(1) month of employment as of

January 1, 1999 shall be eligible to participate in the Offering.

         3.02. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan

                  (1) if, immediately after such grant, such Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of any of the Company, a Subsidiary of the Company or the Parent of the Company, such ownership to be determined by applying the rules of
Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee; or

                  (2) which would permit his rights to purchase stock under the Plan (and under any other plans of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds the lesser of (i) $15,000 or (ii) 10% of the Employee's Base Pay of fair market value of the stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding; or

                  (3) if the exercise of such Option would result in the Employee acquiring a cumulative total of more than 700 shares of Common Stock under the Plan.

         3.03. Commencement of Participation. An eligible Employee may become a Participant in the Plan by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Senior Vice President of Human Resources of the Company on or before the date set therefor by the Committee which date shall be prior to January 1, 1999. Payroll deductions shall be made from a Participant's 1999 Base Pay and shall commence on the first regularly scheduled payday after January 1, 1999 and shall terminate on the last regularly scheduled payday on or before December 31, 1999, unless sooner terminated by the Participant pursuant to Section 9.01.

         Section 4. Common Stock Subject to the Plan.

         4.01. Number of Shares. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate one hundred fifty thousand (150,000) shares of Common Stock. The Plan will be implemented by an Offering of shares of Common Stock (the "Offering"). The Offering shall begin on January 1, 1999 and shall terminate on December 31, 1999.

         4.02. Reissuance. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

         Section 5. Administration of the Plan.

         5.01. Committee. The Plan shall be administered by a committee (the "Committee") which shall be established by the Board of Directors and shall consist of no less than two persons. All members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

         5.02. Interpretation. The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder and (ii) to adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

         5.03. Finality. The interpretation and construction by the Committee of any provision of the Plan, any

Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

         5.04. Voting by Committee Members. Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

         5.05. Expenses, Etc. All expenses and liabilities incurred by the Board of Directors or the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

         Section 6. Payroll Deductions.

         6.01. Amount of Deduction. At the time a Participant files his authorization for payroll deduction pursuant to Section 3.03, he shall elect to have deductions made from his pay on each payday during the time he is a Participant in the Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his Base Pay, as determined as of the first business day of December 1998.

         6.02. Participant's Account; No Interest. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a Participant's account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock.

         6.03. Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan pursuant to Section 9.01, but no other change can be made during the Offering and, specifically, a Participant may not alter the amount of his payroll deductions for the Offering.

         6.04. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         Section 7. Grant of Option.

         7.01. Terms and Conditions. A description of the terms and conditions of this Plan shall be made available to the Participants in such form and manner as the Committee shall approve. Such description shall be consistent with this Plan and with the treatment of Options as being issued under an "employee stock purchase plan" under Section 423 of the Code.

         7.02. Number of Option Shares; Pro Rata Allocation.

         (a) On January 1, 1999, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock equal to the number obtained by multiplying (i) the percentage of the Employee's Base Pay which he has elected to have withheld pursuant to Section 6.01 by (ii) the Employee's Base Pay and dividing the resulting product by the lesser of (y) 85% of the fair market value of a share of Common Stock of the Company on January 1, 1999, based upon the closing price of the Common Stock on the Nasdaq National Market on December 31, 1998 and (z) 85% of the fair market value of a share of Common Stock of the Company on December 31, 1999, based upon the closing price of the Common Stock on the Nasdaq National Market on December 31, 1999; provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed 150,000 shares.

         (b) If the total number of shares of Common Stock for which Options would have been granted pursuant to Section 7.02(a) would have exceeded 150,000 shares (absent the proviso to that section), the Company shall make a pro rata allocation of the Options available for grant in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

         7.03. Option Price. The Option price of shares of Common Stock subject to an Option shall be the lower of:

         (a) 85% of the fair market value of the shares of Common Stock subject to the Option on January 1, 1999, based upon the closing price of the Common Stock on the Nasdaq National Market on December 31, 1998; or

         (b) 85% of the fair market value of the shares of Common Stock subject to the Option on December 31, 1999, based upon the closing price of the Common Stock on the Nasdaq National Market on December 31, 1999.

         7.04. Fair Market Value. For purposes of this Plan, the fair market value per share of Common Stock as of any day shall mean the closing price as quoted on the Nasdaq system on such day or, if such day is not a trading day, the last preceding trading day. If at any time the Common Stock is not quoted in the Nasdaq system, the fair market value of the shares of Common Stock subject to an Option on the date the Option is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

         7.05. Interest in Option Stock. A Participant shall have no interest in shares of Common Stock covered by his Option until such Option has been exercised.

         7.06. Transferability. Neither payroll deductions credited to a Participant's account nor Options shall be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an Option shall be exercisable only by the Optionee.

         7.07 Tax Withholding. In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company shall be entitled to deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

         Section 8. Exercise of Options.

         8.01. Automatic Exercise. Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his Option to acquire Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on December 31, 1999 for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess in his account at that time will be returned to him.

         8.02. Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of the Offering.

         8.03. Delivery of Stock. As promptly as practicable after December 31, 1999, the Company will deliver to each Participant, in such Participant's name, the shares of Common Stock purchased upon exercise of such Participant's Option.

         Section 9. Withdrawal.

         9.01. In General. A Participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Executive Vice President of Human Resources of the Company. All of the Participant's payroll deductions credited to his account will be paid to him within 30 days after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay; provided, that, the Participant gives notice of withdrawal sufficiently prior to the next scheduled payroll deduction.

         9.02. Cessation of Employee Status. In the event a Participant shall cease to be an Employee, as defined in Section 2.05, for any reason, other than as a result of his death, the payroll deductions credited to his account will be returned to him.

         9.03. Termination Due to Death. In the event a Participant shall cease to be an Employee, as defined in Section 2.05, by reason of his death, his legal representative shall have the right to elect, by written notice given to the Executive Vice President of Human Resources of the Company prior to December 31, 1999 either:

         (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

         (b) to exercise the Participant's Option granted under Section 7.02 for the purchase of shares of Common Stock on December 31, 1999 for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account will purchase at the applicable Option price, and any excess in such account will be returned to the Participant's legal representative.

         In the event that no such written notice of election shall be duly received by the office of the Executive Vice President of Human Resources of the Company, the Participant's legal representative shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's Option.

         Section 10. Adjustments.

         (a) In the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments; (ii) the number of shares of Common Stock for which Options may be granted under this Plan, as set forth in Section 4.01 hereof, and such adjustment shall be effective and binding for all purposes of this Plan.

         (b) Notwithstanding the foregoing, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options including, without limitation, the revision or cancellation of any outstanding Options. Any such determination by the Committee shall be effective and binding for all purposes of this Plan.

         Section 11. Effect of the Plan on Employment Relationship.

         Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

         Section 12. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase materially the benefits accruing to Participants under the Plan, (ii) to increase materially (except for increases due to adjustments in accordance with Section 10 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (iii) to modify materially the requirements as to eligibility for participation in the Plan.

         Section 13. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate one year after its effective date. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         Section 14. Effective Date of the Plan. This Plan shall be effective as of January 1, 1999, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1998. If the Plan is not so approved, the Plan shall not become effective.

                              THE BISYS GROUP, INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting of Stockholders
                            Monday, November 16, 1998

         The undersigned stockholder of THE BISYS GROUP, INC., a Delaware corporation, hereby appoints Dennis R. Sheehan and Kevin J. Dell, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of The BISYS Group, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at 150 Clove Road, Little Falls, New Jersey 07424 on November 16, 1998, at 9:00 a.m. (local time) and at any adjournment thereof, in accordance with the instructions on the reverse side.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2, AND "FOR" PROPOSAL NO. 3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

         PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                         THE BISYS GROUP, INC.
                                                         P. O. BOX 11357
                                                         NEW YORK, NY 10203-0357

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO. 3.

1. Election of Directors   FOR all nominees          WITHHOLD AUTHORITY to vote                  *EXCEPTIONS
                           listed below              for all nominees listed below

Nominees: Lynn J. Mangum, Robert J. Casale, Thomas A. Cooper, Jay W. DeDapper, John J. Lyons and Thomas E. McInerney

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions

2.      The proposal to approve the Company's 1999 Employee Stock Purchase Plan.

        FOR ___           AGAINST ___               ABSTAIN ___

3. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending June 30, 1999.

        FOR ___           AGAINST ___               ABSTAIN ___

4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

                                    Change of Address and or Comments Mark Here

                                    Please sign exactly as name appears hereon.
                                    When shares are held in name of joint
                                    holders, each should sign. When signing as attorney, executor, trustee, guardian, etc. please so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    Date__________________________________, 1998
                                    Signature___________________________________
                                    Signature (if held jointly)_________________

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY      VOTES MUST BE INDICATED
USING THE ENCLOSED ENVELOPE                        (X) IN BLACK OR BLUE INK. ___